Exhibit 10.19

AMERICAN RESIDENTIAL PROPERTIES, INC.

Stock Award Agreement

THIS STOCK AWARD AGREEMENT (the “Agreement”), dated as of the ___ day of __________ 201_, governs the Stock Award granted by AMERICAN RESIDENTIAL PROPERTIES, INC., a Maryland corporation (the “Company”), to ____________________ (the “Participant”), in accordance with and subject to the provisions of the Company’s 2012 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Stock Award. In accordance with the Plan, and effective as of _________ __, 201_ (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Stock Award of ______ shares of Common Stock (the “Stock Award”).

2. Vesting. The Participant’s interest in the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable to the extent provided in paragraphs (a), (b), (c), (d) and (e) below.

(a) Continued Employment. The Participant’s interest in the number of Common Shares that most nearly equals (but does not exceed) one-third of the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on the first anniversary of the Date of Grant if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until such date. The Participant’s interest in an additional number of shares of Common Stock that most nearly equals (but does not exceed) one-third of the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on the second anniversary of the Date of Grant if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until such date. The Participant’s interest in the remaining shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on the third anniversary of the Date of Grant if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until such date.

(b) Change in Control. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on a Control Change Date if the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the Control Change Date.

(c) Death or Disability. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s employment by the Company and its Affiliates ends if (i) such employment ends on account of the Participant’s death or because the Participant is “disabled” (as defined in Code section 409A(a)(2)(c)) and (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date such employment ends on account of the Participant’s death or because the Participant is disabled.

(d) Termination of Employment Without Cause. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable as of the date that the Participant’s employment by the Company and its Affiliates ends if (i) such employment is terminated by the Company or an Affiliate without Cause, (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date such employment ends on account of a termination by the Company or an Affiliate without Cause and (iii) the Participant signs a general release of claims in favor of the Company and its Affiliates and other releasees as set forth in a form provided by the Company (the “Release”) and the Release is effective and irrevocable no later than the forty-fifth (45th) day after such termination. For purposes of this Agreement, a termination of the Participant’s employment with the Company or an Affiliate is with Cause if such employment is terminated by action of the Board on account of (i) the Participant’s conviction of (or pleading guilty or nolo contendre to) any felony or a misdemeanor involving moral turpitude; (ii) the Participant’s indictment for any felony or being charged with a misdemeanor involving moral turpitude if such indictment or charge is not discharged or otherwise resolved within eighteen (18) months; (iii) the Participant’s commission of an act of fraud, theft, dishonesty or breach of fiduciary duty related to the Company or an Affiliate, the business of the Company or an Affiliate or the performance of the Participant’s duties to the Company or an Affiliate; (iv) the continuing failure to perform, or habitual neglect by the Participant in the performance of, the Participant’s duties to the Company or an Affiliate which, if such failure or neglect is curable, is not cured to the reasonable satisfaction of the Board within thirty (30) days after the Participant’s receipt of notice of such failure or neglect; or (v) any breach by the Participant of a restrictive covenant or other written agreement between the Participant and the Company which, if such breach is curable, is not cured to the reasonable satisfaction of the Board within thirty (30) days after the Participant’s receipt of notice of such violation.

(e) Resignation With Good Reason. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested) shall become vested and nonforfeitable as of the date that the Participant’s employment by the Company and its Affiliates ends if (i) such employment is terminated by the Participant with Good Reason, (ii) the Participant remains in the continuous employ of the Company or an Affiliate from the Date of Grant until the date such employment ends on account of the Participant’s resignation with Good Reason and (iii) the Participant signs a Release and the Release is effective and irrevocable no later than the forty-fifth (45th) day after such termination. For purposes of this Agreement, the Participant’s resignation is with Good Reason if the Participant resigns on account of (i) any material diminution in the Participant’s title, authorities, duties or responsibilities (including without limitation the assignment of duties inconsistent with the Participant’s position or a significant adverse alteration of the nature or status of the Participant’s responsibilities or conditions of the Participant’s employment; (ii) any material diminution in the title, authority, duties or responsibilities of the supervisor to whom the Participant is required to report; (iii) after a Change in Control there occurs (x) a duplication with other Company personnel of the Participant’s title, authorities, duties or responsibilities; (y) a significant adverse alteration of the budget over which the Participant retains authority; or (z) a duplication with other Company personnel of the title, authority, duties or responsibilities of the supervisor to whom the Participant is required to report; (iv) a material reduction of the Participant’s base salary; (v) the Company’s material breach of a written agreement between the Participant and the Company; or (vi) a determination by the Company to relocate its corporate headquarters to a new location that is more than fifty (50) miles from its headquarters on the Date of Grant. The Participant’s resignation shall not be a resignation with Good Reason unless the Participant gives the Board written notice (delivered within sixty (60) days after the Participant knows of the event, action, etc. that the Participant asserts constitutes Good Reason), the event, action, etc. that the Participant asserts constitutes Good Reason is not cured, to the reasonable satisfaction of the Participant, within thirty (30) days after such notice and the Participant resigns effective not later than six (6) months after the date the Participant knows of the event, action, etc. that the Participant asserts constitutes Good Reason.

Except as provided in this Section 2, any shares of Common Stock covered by the Stock Award that are not vested and nonforfeitable on or before the date that the Participant’s employment by the Company and its Affiliates ends shall be forfeited on the date that such employment terminates.

3. Transferability. Shares of Common Stock covered by the Stock Award that have not become vested and nonforfeitable as provided in Section 2 cannot be transferred. Shares of Common Stock covered by the Stock Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable as provided in Section 2.

4. Shareholder Rights. On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights of a shareholder of the Company with respect to the shares of Common Stock covered by the Stock Award, including the right to vote the shares and to receive, free of all restrictions, all dividends declared and paid on the shares. Notwithstanding the preceding sentence, the Company shall retain custody of any certificates evidencing the shares of Common Stock covered by the Share Award until the date that the shares of Common Stock become vested and nonforfeitable and the Participant hereby appoints the Company’s Secretary as the Participant’s attorney in fact, with full power of substitution, with the power to transfer to the Company and cancel any shares of Common Stock covered by the Stock Award that are forfeited under Section 2.

5. No Right to Continued Employment. This Agreement and the grant of the Stock Award does not give the Participant any rights with respect to continued employment by the Company or an Affiliate. This Agreement and the grant of the Stock Award shall not interfere with the right of the Company or an Affiliate to terminate the Participant’s employment.

6. Governing Law. This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another State.

7. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

8. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

9. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Company and any successors of the Company.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

AMERICAN RESIDENTIAL PROPERTIES, INC.	[NAME OF PARTICIPANT]

By:

Title:

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